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                               CONSENT OF COUNSEL

                   Warburg, Pincus Emerging Markets Fund, Inc.

          We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 9 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-73498, Investment Company Act File No. 811-8252) of Warburg, Pincus Emerging Markets Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.



                                            Willkie Farr & Gallagher



New York, New York
November 12, 1999